UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, #455, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 22, 2017, Zogenix, Inc. (the “Company”) filed a prospectus supplement (“Prospectus Supplement”) to the Company’s effective registration statement on Form S-3 (Registration No. 333-220759) related to the Company’s at the market offering of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the Controlled Equity OfferingSM sales agreement (the “Sales Agreement”) previously entered into on May 10, 2016, by and between the Company and Cantor Fitzgerald & Co. as sales agent (“Cantor”).

Under the terms of the Sales Agreement, from and after December 22, 2017, the Company may issue and sell from time to time through or to Cantor, as sales agent, shares of Common Stock having an aggregate offering price of up to $75.0 million. The prospectus supplement replaces and supersedes the offering pursuant to the Company’s registration statement (Registration No. 333-211265) filed on May 10, 2016.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, including sales made directly on the Nasdaq Global Market or on any other existing trading market for the common stock. In addition, Cantor may sell the common stock by any other method permitted by law, including in privately negotiated transactions. Subject to the terms and conditions of the Sales Agreement, Cantor will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market, to sell the shares from time to time, based upon the Company’s instructions. The Company has no obligation to sell any shares of Common Stock under the Sales Agreement, and the Company and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the gross sales proceeds of any shares of Common Stock sold under the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by the Sales Agreement, a copy of which is filed with Company’s Form S-3 (Registration No. 333-211265) filed on May 10, 2016, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

5.1	Opinion of Latham & Watkins LLP

10.1	Sales Agreement, dated May 10, 2016, by and between the Company and Cantor Fitzgerald & Co. (incorporated by reference to the Company’s Form S-3 (Registration No. 333-211265) filed on May 10, 2016)

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto)

***

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this report. Such forward-looking statements include statements regarding the ability to sell shares and raise additional funds pursuant to the Sales Agreement. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Sales Agreement, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s periodic filings with the SEC. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: December 22, 2017	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary